Exhibit 99.1
1Q 2020 EARNINGS

Contact: Angie Davids
Senior VP, Marketing and Communications
(913) 754-7054
angie.davids@egov.com

NIC Reports First Quarter 2020 Results

OLATHE, Kan. - April 27, 2020 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, announced results for the first quarter of 2020 that ended March 31, 2020, as compared to the first quarter of 2019.

•Total revenues of $91.1 million, a 7% increase.
•Operating income of $15.3 million, a 2% increase.
•Net income of $11.9 million, a 3% increase.
•Diluted earnings per share of 18 cents, a 6% increase.
•Adjusted EBITDA of $20.1 million, a 5% decrease.

Additional Financial Highlights:
•Same state revenues of $74.2 million, a 7% increase.
◦Same state transaction-based revenues from Interactive Government Services (IGS) increased 13%.
◦Same state transaction-based revenues from Driver History Records (DHR) decreased 4%.
◦Same state revenues from other services (development services & fixed fee management services) decreased 1%.
◦Revenues from the Company's operations in the state of Illinois were excluded from same state revenues in the current quarter because it did not generate comparable revenues for two full comparable periods.
•Financial results from the Company’s Texas payment processing contract previously included in the State Enterprise category were included in the Software & Services category beginning in the first quarter of 2020. Financial results in the prior year quarter were reclassified to match the current quarter presentation.
•Software & Services revenues of $16.7 million, a 9% increase, driven by revenue growth from the Texas payment processing contract and by higher revenues from the Company’s RxGov prescription drug monitoring business and recently acquired NIC Licensing Solutions business.
•During the first quarter of 2020, the Company purchased 241,180 shares of common stock under its $25 million repurchase program at a weighted average purchase price per share of $16.33 for a total purchase price of $3.9 million. The remaining $21.1 million authorized under the repurchase program is available for future share repurchases.

•On April 23, 2020, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of June 11, 2020. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on June 25, 2020 out of the Company’s available cash.
“I commend our government partners and 1,000 employees across the country for the tremendous job they are doing to support the needs of citizens and businesses during a time when government offices are closed for the first time ever,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “Together, our teams have been working 24/7 to proactively address and respond to the onslaught of needs brought on by this pandemic and keep government open for business online. Since the beginning of the COVID-19 outbreak, we have launched more than 130 digital services in addition to dozens of cloud-based informational sites that connect government, citizens and businesses and address mission-critical areas such as unemployment filings, COVID-19 testing, nurse licensing and the procurement of personal protection equipment.”

Operational Highlights:
Several of the Company’s long-term government partners recently extended their relationships with the Company:

•Alabama extended its contract with the Company for one year.
•Kentucky extended its contract with the Company for two years. The extension includes four one-year renewal options, for a possible total of six years.
•The Company signed a new contract with the state of Louisiana Division of Administration, which allows the Company to continue providing digital services to the state for the next six years.
•New Jersey extended its contract with the Company for one year.
•Following a competitive rebid, the Company signed a new five-year contract with the state of New Mexico, which includes one five-year renewal term, which can be exercised at the state's option, for a possible total of ten years.
•The Federal Motor Carrier Safety Administration extended its contract with the Company to provide the Pre-Employment Screening Program for an additional six months through August 27, 2020. The contract has one sixth-month renewal option remaining.

The Company was also recently awarded a five-year contract with the state of Maine to provide RxGov as the state’s prescription drug monitoring platform.

The Company recently finalized the implementation of its cannabis licensing solution for the State of Missouri and the state has contracted for an additional module, which NIC will be deploying over the next several months. The Company’s contract in Missouri runs through mid-2024 with renewal options the state may exercise through mid-2026.

COVID-19 and Updated Full-Year 2020 Outlook:

NIC is evaluating the impact the COVID-19 pandemic will have on its business for the remainder of the year. Based on this ongoing evaluation, the Company currently expects to come in near the low end of its previously issued guidance for total revenues, which was $380.5 million, adjusted EBITDA, which was $88.5 million, and earnings per share, which was 76 cents. The Company's previous guidance for capital expenditures and capitalized software development costs for 2020 remains unchanged.

“Despite some unprecedented revenue softness resulting from the COVID-19 pandemic in the latter part of March, NIC is a stable, essential company helping government remain open for business. Furthermore, NIC is in a unique position of strength during these uncertain times with no debt, considerable cash in the bank and a resilient business model that is providing immense value to our government partners at a time when they need it the most,” said Steve Kovzan, NIC's Chief Financial Officer.

First Quarter Earnings Call and Webcast Details

On April 27, 2020, the Company will host a call to discuss its 2020 first quarter financial and operational results, its updated full-year 2020 guidance, and to answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Monday, April 27, 2020 at 8:30 a.m. (EDT)

Call bridge:  1-888-394-8218 (U.S. callers) or 1-646-828-8193 (international callers)
Conference ID:  8211581
Call leaders:  Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.html

A replay of NIC’s first quarter earnings call will be available by visiting https://www.egov.com/investor-relations.html

About NIC
NIC Inc. (Nasdaq: EGOV) launched the digital government industry in 1992, and continues to lead it, providing a secure payment platform and thousands of digital government solutions across a network of more than 6,000 federal, state, and local government agencies. In addition, NIC is a leading provider of outdoor recreation solutions, with 1 out of 6 hunting and fishing licenses in the United States sold using an NIC service. The Company launched the nation's first personal assistant for government and comprehensive mobile device platform, Gov2Go®, as well as the innovative, data-driven prescription drug monitoring platform, RxGov®. More information is available at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. The Company believes the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate the Company's core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address the Company’s potential financial performance for the 2020 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, statements related to the ongoing impact of the COVID-19 pandemic, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses, and the impact the COVID-19 pandemic may have on demand for the Company's services, as well as its government agency partners, its workforce and the broader economy. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and Cautions About Forward-Looking Statements" of the Company’s most recent Forms 10-K and subsequent reports filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
State enterprise revenues	$74,411	$69,853
Software & services revenues	16,708	15,327
Total revenues	91,119	85,180
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	46,271	41,978
Software & services cost of revenues, exclusive of depreciation & amortization	10,724	9,397
Selling & administrative	8,064	9,964
Enterprise technology & product support	7,254	6,445
Depreciation & amortization	3,482	2,421
Total operating expenses	75,795	70,205
Operating income	15,324	14,975
Other income:
Interest income	389	604
Income before income taxes	15,713	15,579
Income tax provision	3,850	4,077
Net income	$11,863	$11,502

Basic net income per share	$0.18	$0.17
Diluted net income per share	$0.18	$0.17
Weighted average shares outstanding:
Basic	66,987	66,670
Diluted	66,987	66,670

Key financial metrics:
Total revenue growth	7%	(2)%
Recurring revenues as a % of total revenues	98%	97%
State enterprise revenue growth	7%	(14)%
Same state revenue growth	7%	10%
Gross profit % - state enterprise	38%	40%
Software & services revenue growth	9%	158%
Gross profit % - software & services	36%	39%
Selling & administrative as a % of total revenues	9%	12%
Enterprise technology & product support as a % of total revenues	8%	8%
Operating income as a % of total revenue ("operating margin")	17%	18%
State enterprise revenue analysis:
IGS	$48,187	$42,751
DHR	22,849	23,685
Development services	2,137	2,179
Fixed-fee management services	1,238	1,238
Total state enterprise revenues	$74,411	$69,853

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$217,587	$214,380
Trade accounts receivable, net	101,814	85,399
Prepaid expenses & other current assets	18,375	12,944
Total current assets	337,776	312,723
Property and equipment, net	10,150	10,091
Right of use lease assets, net	9,901	10,778
Intangible assets, net	22,109	22,398
Goodwill	5,965	5,965
Other assets	794	404
Total assets	$386,695	$362,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$88,056	$63,685
Accrued expenses	21,118	25,940
Lease liabilities	3,642	3,776
Other current liabilities	8,951	7,191
Total current liabilities	121,767	100,592

Deferred income taxes, net	3,183	2,463
Lease liabilities	6,607	7,373
Other long-term liabilities	6,094	6,003
Total liabilities	137,651	116,431

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 66,968 and 66,968 shares issued and outstanding	7	7
Additional paid-in capital	123,683	123,208
Retained earnings	125,354	122,713
Total stockholders' equity	249,044	245,928
Total liabilities and stockholders' equity	$386,695	$362,359

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$11,863	$11,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	3,482	2,421
Stock-based compensation expense	1,319	2,272
Deferred income taxes	603	1,076
Provision (recoveries) for losses on accounts receivable	347	(186)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(16,306)	(32,464)
Prepaid expenses & other current assets	(5,431)	(1,205)
Other assets	697	1,069
Accounts payable	24,371	20,008
Accrued expenses	(4,822)	(3,183)
Other current liabilities	1,416	422
Other long-term liabilities	(675)	(664)
Net cash provided by operating activities	16,864	1,068

Cash flows from investing activities:
Purchases of property and equipment	(1,060)	(1,484)
Asset acquisition	—	(1,743)
Capitalized software development costs	(2,192)	(2,417)
Net cash used in investing activities	(3,252)	(5,644)

Cash flows from financing activities:
Cash dividends on common stock	(6,105)	(5,402)
Proceeds from employee common stock purchases	1,509	1,443
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(1,865)	(2,609)
Repurchase of shares	(3,944)	—
Net cash used in financing activities	(10,405)	(6,568)

Net increase (decrease) in cash	3,207	(11,144)
Cash, beginning of period	214,380	191,700
Cash, end of period	217,587	180,556

Other cash flow information:
Cash payments:
Income taxes paid, net	$4,391	$3,637

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of net income to Adjusted EBITDA	2020	2019
Net income	$11,863	$11,502
Add: Income tax expense	3,850	4,077
Less: Interest income	389	604
Operating income	15,324	14,975
Add: Depreciation & amortization expense	3,482	2,421
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,319	2,272
Add: Executive severance payments (1)	—	1,526
Adjusted EBITDA	$20,125	$21,194

Total Revenues	$91,119	$85,180

Net income as a % of total revenues ("net profit margin")	13%	14%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	22%	25%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$358	$361
Software & services cost of revenues, exclusive of depreciation & amortization	28	35
Selling & administrative	768	1,716
Enterprise technology & product support	165	160
Total stock-based compensation expense	$1,319	$2,272

(1)Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the three months ended March 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.